As filed with the Securities and Exchange Commission on June 9, 2014

                                                     Registration No. 333-193498
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-1/A

                                (AMENDMENT NO. 3)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   MIRAX CORP.
             (Exact name of registrant as specified in its charter)

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
          Nevada                               5090                       42-1777485
(State or Other Jurisdiction of     (Primary Standard Industrial         (IRS Employer
Incorporation or Organization)          Classification Number)       Identification Number)

                  Prospekt 60-letiya Oktyabrya, 18/ 1, App. 1,
                             Moscow, Russia, 117218
                             Phone: +1 702 751 3604
                           e-mail:miraxcorp@gmail.com
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Business Filings Incorporation
                 8040 Excelsior Dr. Suite 200, Madison WI 53717
                               Tel: 1-800-981-7183
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                                JOHN T. ROOT, JR.
                                 Attorney at Law
                           P.O. Box 5666 Jacksonville,
                                 Arkansas 72078
                              Phone (501) 529-8567
                               Fax (501) 325-1130
                              j.root.5013@gmail.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
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
===========================================================================================================
Title of Each Class                              Proposed Maximum       Proposed Maximum         Amount of
of Securities to be       Amount of Shares        Offering Price       Aggregate Offering      Registration
   Registered             to be Registered         per Share (1)             Price                  Fee
-----------------------------------------------------------------------------------------------------------
 Common Stock               3,000,000                $ 0.03                 $90,000               $11.59
===========================================================================================================
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(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                             PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

                                   MIRAX CORP.
                        3,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Mirax Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $0.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Dinara Akzhigitova, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered at a fixed price of $0.03 per share for a period of 240 days from the effective date of this prospectus. The Company may elect to extend this initial offering for a period of 360 days after the date of this prospectus.

                    Offering Price                          Proceeds to Company
                       Per Share          Commissions         Before Expenses
                       ---------          -----------         ---------------
Common Stock            $ 0.03          Not Applicable            $90,000
Total                   $ 0.03          Not Applicable            $90,000

Mirax Corp. is a development stage company and has limited operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations, although we have purchased an initial shipment of the products, which are supplied from a province in China. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Mirax Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 6 THROUGH 10 BEFORE BUYING ANY SHARES OF MIRAX CORP.'S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     SUBJECT TO COMPLETION, DATED _________
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                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                            3
RISK FACTORS                                                                  5
FORWARD-LOOKING STATEMENTS                                                   14
USE OF PROCEEDS                                                              14
DETERMINATION OF OFFERING PRICE                                              15
DILUTION                                                                     15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS                   18
USE OF PROCEEDS                                                              21
DESCRIPTION OF BUSINESS                                                      30
LEGAL PROCEEDINGS                                                            34
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                  34
EXECUTIVE COMPENSATION                                                       35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               36
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               36
PLAN OF DISTRIBUTION                                                         37
DESCRIPTION OF SECURITIES                                                    39
INDEMNIFICATION                                                              41
INTERESTS OF NAMED EXPERTS AND COUNSEL                                       42
EXPERTS                                                                      42
AVAILABLE INFORMATION                                                        42
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE                                                     42
INDEX TO THE FINANCIAL STATEMENTS                                            42

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "MIRAX CORP." REFERS TO MIRAX CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                                   MIRAX CORP.

We are a development stage company and our business is buying cell phone cases from manufacturers and distributors for wholesale prices, and selling them at market price. Mirax Corp. was incorporated in Nevada on September 06, 2013. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). To implement our plan of operations we require a minimum of $30,000 for the next twelve months as described in our Plan of Operations. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Prospekt 60-letiya Oktyabrya, 18/ 1, App. 1, Moscow, Russia, 117218.

From inception until the date of this filing, we have had very limited operating activities. Our financial statements from inception (September 06, 2013) through February 28, 2014, net loss of $4,155. Our independent registered public accounting firm has issued an audit opinion for Mirax Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and established a business relationship with Shenzhen SUNSKY Technology Limited Co., Ltd, our supplier and have executed our first purchase of phone cases with them.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

We are an "emerging growth company" as defined in the Jumpstart our Business Startups Act of 2012. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

We have no plans or intentions to be acquired by an operating company nor do we have plans to enter into a change of control or similar transaction or to change our management.

THE OFFERING

The Issuer:                  MIRAX CORP.

Securities Being Offered:    3,000,000 shares of common stock.

Price Per Share:             $0.03

Duration of the Offering:    The shares will be offered for a period of 240 days
                             from the effective date of this prospectus.

Gross Proceeds:              $90,000

Securities Issued and
Outstanding:                 There are 3,500,000 shares of common stock issued
                             and outstanding as of the date of this prospectus, held by our sole officer and director, Dinara
                             Akzhigitova.


Registration Costs           We estimate our total offering registration costs
                             to be approximately $8,000.

Risk Factors                 See "Risk Factors" and the other information in
                             this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                          SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from September 06, 2013(Inception) to February 28, 2014.

FINANCIAL SUMMARY

                                                           February 28, 2014 ($)
                                                           ---------------------

Cash and Deposits                                                     53
Inventory                                                          2,521
Total Assets                                                       2,574
Total Liabilities                                                  3,700
Total Stockholder's Equity                                       (1,126)

STATEMENT OF OPERATIONS

                                                              Accumulated From
                                                             September 06, 2013
                                                               (Inception) to
                                                           February 28, 2014 ($)
                                                           ---------------------

Total Expenses                                                    4,155
Net Loss for the Period                                          (4,155)
Net Loss per Share                                                (0.00)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the advertising of products and sales. We need the proceeds from this offering to commence activities that will allow us to begin seeking

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financing of our business plan. As of February 28, 2014, we had cash in the amount of $53 and liabilities of $3,700. As of this date, we have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

MANY OF THE EXISTING COPMANIES THAT ENGAGE IN THE SALE OF PHONE CASE BUSINESS HAVE A GREATER, MORE ESTABLIHED DATABASE THAN US

There are few barriers of entry in the sale of phone case business and level of competition is extremely high. There are many domestic companies offering the same products. We will be in direct competition with them. Many large companies have greater financial capabilities than us and will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us.

WE ARE DEPENDENT UPON A SINGLE SUPPLIER AND MAY SEE INTERRUPTIONS IN OUR SUPPLY.

At this point, we have purchased our first order and established a verbal agreement with our principal supplier who, because of the location of the items, may experience interruptions in their supply chain, and thus, our supply chain, also. To date, we have developed our business plan and established a supply relationship with Shenzhen SUNSKY Technology Limited Co., Ltd, our sole supplier and have executed our first purchase of phone cases with them. There can be no assurance of this supplier being able to perform if these interruptions occur.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on September 06, 2013 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new distribution companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to launching our phone case business operation, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $4,155 for the period from our inception on September 06, 2013 to February 28, 2014, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the phone cases business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. We do, however, anticipate that we will require $30,000 over the next 12 months in order to continue operations. These factors raise substantial doubt that we will be able to continue as a going concern. KLJ & Associates, LLP our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Mirax Corp. is suitable.

We require minimum funding of approximately $30,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Dinara Akzhigitova, our officer and director, who has verbally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. This agreement is filed as an exhibit 10.4. After one year we may need additional financing. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to start our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to start our operations.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us, may have difficulty paying us or may delay paying us for p. A slow or uneven pace of economic recovery would negatively affect our ability to start our distribution business and obtain financing. Further, our products are currently procured from a province of China and, should there be an interruption in our supply of products, we might be unable to continue our operations.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes large, small and midsized companies, and many of them may distribute similar products in our markets at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 53.85% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF MAXIMUM OFFERING SHARES ARE SOLD, THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Dinara Akzhigitova, our sole officer and director, will own 53.85 % of the outstanding shares of our common stock. As a result of owning more than 50% of our outstanding common stock, our sole owner will have control over the outcome of all corporate transactions. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Dinara Akzhigitova may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR CURRENT PRESIDENT HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Dinara Akzhigitova, our President, currently devotes approximately twelve hours per week providing management services to us. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. The loss of Dinara Akzhigitova to our company could negatively impact our business development.

IF DINARA AKZHIGITOVA, OUR PRESIDENT AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our president and director, Dinara Akzhigitova, for the future success of our business. The loss of the services of Dinara Akzhigitova could have an adverse effect on our business, financial condition and results of operations. If she should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

BECAUSE COMPANY'S HEADQUARTER AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT SOLE OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and Director are non-U.S. resident and our headquarters and assets are located outside the United States. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

BECAUSE WE HAVE ELECTED TO DEFER COMPLIANCE WITH NEW OR REVISED ACCOUNTING STANDARDS, OUR FINANCIAL STATEMENT DISCLOSURE MAY NOT BE COMPARABLE TO SIMILAR COMPANIES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Startups Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, DINARA AKZHIGITOVA DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Dinara Akzhigitova does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

BECAUSE WE ARE A SHELL COMPANY, IT WILL LIKELY BE DIFFICULT FOR US TO OBTAIN ADDITIONAL FINANCING BY WAY OF PRIVATE OFFERINGS OF OUR SECURITIES.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the holders of securities purchased in private offerings of our securities we make to investors will not be able to rely on the safe harbor from being deemed an underwriter under SEC Rule 144 in order to resell their securities. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Mirax Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Dinara Akzhigitova, our officer and director, who has verbally agreed to loan the company funds to complete the registration process. (Exhibit 10.4). After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

OUR SOLE OFFICER AND DIRECTOR HAVE NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Dinara Akzhigitova, our sole officer and director, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

INVESTORS THAT NEED TO RELY ON DIVIDEND INCOME OR LIQUIDITY SHOULD NOT PURCHASE SHARES OF OUR COMMON STOCK.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable. Investors that require liquidity should also not invest in our common stock. There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF US.

Though not now, in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten and "best-efforts" basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of one-third, two-third and 100%, respectively, of the securities offered for sale by the Company. The offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may differ. There is no assurance that we will raise the full $90,000 as anticipated. The table below list the uses of proceeds in order of priority:

Gross proceeds                                   $30,000     $60,000     $90,000
--------------                                   -------     -------     -------
Number of Locations                                    1           3           5
Legal and Professional fees                      $10,000     $10,000     $10,000
Leasing expenses                                 $ 4,800     $14,400     $24,000
Office                                           $ 1,000     $ 4,000     $ 7,000
Marketing Campaign                               $10,400     $19,600     $28,000
Cost of Products phone cases package (1-3-5)     $ 3,000     $ 9,000     $15,000
Developing of website                            $   800     $ 3,000     $ 6,000

The above figures represent only estimated costs. If necessary, Dinara Akzhigitova, our president and director, has verbally agreed to loan the company funds to complete the registration process. (Exhibit 10.4). Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when/if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Dinara Akzhigitova will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Dinara Akzhigitova. Ms. Akzhigitova will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly higher than the price paid by the Company's officer for common equity since the Company's inception on September 06, 2013. Dinara Akzhigitova, the Company's president and director, paid $.001 per share for the 3,500,000 shares of common stock she purchased from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of February 28, 2014, the net tangible book value of our shares of common stock was $0.00 or approximately $0 per share based upon 3,500,000 shares outstanding.

IF 100% OF THE SHARES ARE SOLD:


Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $88,874 or approximately $0.014 per share. The net tangible book value per share prior to the offering is $0. The net tangible book value of the shares held by our existing stockholders will be increased by $0.014 per share without any additional investment on their part. Investors in the offering will incur an immediate $0.016 dilution per share.

After completion of this offering, if 3,000,000 shares are sold, investors in the offering will own 46.15% of the total number of shares then outstanding for which they will have made cash investment of $90,000, or $0.03 per share. Our existing stockholders will own 53.85% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,500.00 or $0.001 per share, therefore, dilution per share will be $ 0.016.


IF TWO-THIRD OF THE SHARES ARE SOLD


Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $58,874 or approximately $0.011 per share. The net tangible book value per share prior to the offering is $0. The net tangible book value of the shares held by our existing stockholders will be increased by $0.011 per share without any additional investment on their part. Investors in the offering will incur an immediate $0.019 dilution per share.

After completion of this offering investors in the offering will own approximately 36.36% of the total number of shares then outstanding for which they will have made cash investment of $90,000, or $0.03 per share. Our existing stockholders will own approximately 63.64% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,500.00 or $0.001 per share, therefore, dilution per share will be $ 0.019.


IF ONE-THIRD OF THE SHARES ARE SOLD


Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 4,500,000 shares to be outstanding will be $28,874 or approximately $0.006 per share. The net tangible book value per share prior to the offering is $0. The net tangible book value of the shares held by our existing stockholders will be increased by $0.006 per share without any additional investment on their part. Investors in the offering will incur an immediate $0.024 dilution per share.

After completion of this offering investors in the offering will own approximately 22.22% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.03 per share. Our existing stockholders will own approximately 77.88% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,500.00 or $0.001 per share, therefore, dilution per share will be $ 0.024.


The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD:
Price per share                                                      $    0.001
Net tangible book value per share before offering                    $        0
Potential gain to existing shareholders                              $   90,000
Net tangible book value per share after offering                     $    0.014
Increase to present stockholders in net tangible book
 value per share after offering                                      $    0.014
Capital contributions                                                $    3,500
Number of shares outstanding before the offering                      3,500,000
Number of shares after offering assuming the sale of
the maximum number of shares                                          6,500,000
Percentage of ownership after offering                                    53.85%

EXISTING STOCKHOLDERS IF TWO-THIRD OF THE SHARES ARE SOLD:
Price per share                                                      $    0.001
Net tangible book value per share before offering                    $        0
Potential gain to existing shareholders                              $   90,000
Net tangible book value per share after offering                     $    0.011
Increase to present stockholders in net tangible book
 value per share after offering                                      $    0.011
Capital contributions                                                $    3,500
Number of shares outstanding before the offering                      3,500,000
Number of shares after offering assuming the sale of
two-third of the shares                                               5,500,000
Percentage of ownership after offering                                    63.64%

EXISTING STOCKHOLDERS IF ONE-THIRD OF THE SHARES ARE SOLD:
Price per share                                                      $    0.001
Net tangible book value per share before offering                    $        0
Potential gain to existing shareholders                              $   30,000
Net tangible book value per share after offering                     $     0.07
Increase to present stockholders in net tangible book
 value per share after offering                                      $     0.07
Capital contributions                                                $    3,500
Number of shares outstanding before the offering                      3,500,000
Number of shares after offering assuming the sale of
one-third of the shares                                               4,500,000
Percentage of ownership after offering                                    77.88%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL 100% SHARES SOLD
Price per share                                                      $     0.03
Dilution per share                                                   $    0.016
Capital contributions                                                $   90,000
Number of shares after offering held by public investors              3,000,000
Percentage of capital contributions by existing shareholders               3.74%
Percentage of capital contributions by new investors                      96.24%
Percentage of ownership after offering                                    46.15%

PURCHASERS OF SHARES IN THIS OFFERING IF TWO-THIRD OF THE
SHARES ARE SOLD:
Price per share                                                      $     0.03
Dilution per share                                                   $    0.019
Capital contributions                                                $   90,000
Percentage of capital contributions by existing shareholders               5.51%
Percentage of capital contributions by new investors                      94.49%
Number of shares after offering held by public investors              2,000,000
Percentage of ownership after offering                                    36.36%

PURCHASERS OF SHARES IN THIS OFFERING IF ONE-THIRD OF THE
SHARES ARE SOLD:
Price per share                                                      $     0.03
Dilution per share                                                   $    0.024
Capital contributions                                                $   30,000
Percentage of capital contributions by existing shareholders               8.96%
Percentage of capital contributions by new investors                      91.04%
Number of shares after offering held by public investors              1,000,000
Percentage of ownership after offering                                    22.22%

CALCULATIONS FORMULAS:

Book value before offering per share: shares at present/ current stock holder equity=$0
Book value after offering per share: (amount of fuinding+stock holder equity)/shares outstanding after offering
Increase per share: share book value after offering - share book value before offering
Dilution to investors: offering price -book value after offering per share

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our cash balance is $53 as of February 28, 2014. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may continue to utilize funds from Dinara Akzhigitova, our Chairman and President. We executed a loan agreement with Dinara Akzhigitova. This agreement is filed as an exhibit 10.1. In order to implement our plan of operations for the next twelve month period, we require approximately $30,000 of additional capital, as previously disclosed. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Prospekt 60-letiya Oktyabrya, 18/ 1, App. 1, Moscow, Russia, 117218

If we do not receive any proceeds from the offering the $30,000 we require to operate for the next 12 months this amount may be loaned to us by Dinara Akzhigitova, who has agreed to advance us funds for our operations or we will consider selling additional shares of our common stock. We currently do not have any such arrangement in place.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage. Our current rate of negative cash flow per month is: $1385 which is comprised of mainly legal and accounting fees and is based on our current spending rate.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to start our proposed operations but we cannot guarantee that once we start operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $90,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

     1. on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;
     2. on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;
     3. on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or
     4. the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto."

A "large accelerated filer" is an issuer that, at the end of its fiscal year, meets the following conditions:

     1. it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;
     2. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and
     3. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

     1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

     2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;
     3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;
     4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and
     5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of
          Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

12 MONTH PLAN OF OPERATION

"Mirax Corp" was incorporated in the State of Nevada on September 6th, 2013. The Company does not have revenues and has limited resources. We are a development-stage company formed to distribute phone cases. Our products are intended to protect the phones of our buyers, while providing them with unique designs for their cases.

In the beginning stages of the growth of our business the president of the company will provide all of the work that is necessary to execute the business plan at no charge at her own location. We have three budget plans and depending on the funds we plan to have 1-5 locations in shopping centers around Moscow. We do not require any office space. Once we reach this threshold, our president has agreed to commit more time as required, plus additional staff could be hired.
We intend to execute a multi-level marketing and advertising campaign, consisting of visual advertising through signs on our location, location based poster, as well as TV and radio advertising. We would become active on social media to raise awareness of our location.

By developing a strong reputation for exceptional style, quality and value we can be assured that future customers will not have a reason to look elsewhere for our products and readily recommend us.

Our sources of cash will be mainly the proceeds from this offering, and loans from our director. We expect to start generating revenue by selling our products by 6th month of our Plan of Operations.

We will not be conducting any product research or development. We plan to implement our business plan as soon as funds from this offering become available. Our 12 month plan of operations is as follows:

                                 USE OF PROCEEDS

IF $30,000 RAISED

SET UP OFFICE: TIME FRAME - 1STMONTH.

ESTIMATED COST: $1,000

Our president and director, Dinara Akzhigitova will take care of our initial administrative duties. Office will be established with basic office equipment, computer $500, office table and chairs $500.

DEVELOPING AND DESIGNING OF THE WEBSITE/HOSTING:  TIME FRAME - 1ST -2ND MONTH

ESTIMATED COST: $800

Website - cost of web site developing $750. Twelve month hosting with registration of our domain costs $50

OUR WEBSITE WILL BE USED SOLELY AS AN ADVERTISING PLATFORM TO PROMOTE OUR SERVICES. WE DO NOT HAVE A WEB SITE AT THE MOMENT.

SEARCH FOR POTENTIAL LOCATIONS: TIME FRAME: 2ND -3RD MONTHS

NO MATERIAL COSTS.

During this period of time we will focus on finding the location where we can sell phone cases. We plan to have one location. We will focus our search on shopping centers since they bring the highest traffic flow. Big supermarkets are also a popular place to have stands with different products, as well as airports.

SIGNING LEASE AGREEMENT: TIME FRAME: 4TH MONTH.

ESTIMATED COST $4,800 PER YEAR.

The average leasing cost for a cart of the size we intend to use is anywhere between $200 and $400 a month. (Based on randomly attending four malls.). We base our calculations on highest cost possible - $400 a month - $4,800 per year. At present time we do not have any leasing agreement signed.

Search for new potential properties for our operations will continue during the life of our operations as we might need to rotate less profitable locations to new places.

PURCHASING PRODUCTS/ PHONE CASES: TIME FRAME: 4TH - 5TH MONTHS

ESTIMATED COST: $3,000 (ONE PACKAGE)

Each package/order will cost us $3,000 and will contain 2,000-3,000 phone case in the package. We have already purchased our initial supply of product, as disclosed elsewhere in this prospectus and this "Estimated cost" is much more definite as a result.

(The Cost depends on a phone case it can cost from $0.90 to $2.50)

HIRING EMPLOYEE(S): TIME FRAME: 5TH MONTH
ESTIMATED COST: 10% FROM THE SALE

The hiring process may take up to a month. One location needs 2 employees. Their salaries will be based on the amount of merchandise sold. They will get 10% from each sale they make. The employees will be hired full-time, so they will be working up to 40 hours a week.

MARKETING: TIME FRAME- 5TH -12TH MONTHS

ESTIMATED COST: $10,400

We will engage in the following promotional activities:

Stand           Media                        Frequency              Total
-----           -----                        ---------              -----

Print        Mass media,                 1 times per month,         $6,000
             newspapers                  $750/month (based
             advertising (1)             on remaining 8 months)

Print        Mass media,                 1 time per month,          $3,000
             magazine                    $375 per month
             advertising (1)             (based on
                                         remaining 8 months)

Print        Promotional Flyers          175 per month              $1,400
                                         (based on
                                         remaining 8 months)

Referrals    Word of Mouth               Constant                     Free

If we raise an initial amount of funds ($30,000) we will advertise in 1 newspaper and 1 magazine and would send 1,000 direct mail flyers per month.

Estimated cost of all operations: $20,000

BUSINESS REGISTRATION, LEGAL AND PROFESSIONAL FEES:

ESTIMATED COST: $10,000

Total cost of all Operations: $30,000

IF $60,000 RAISED

SET UP OFFICE

TIME FRAME - 1STMONTH.

ESTIMATED COST: $4,000

Our president and director, Dinara Akzhigitova will take care of our initial administrative duties. Office will be established with basic office equipment, computer, printer, scanner $2,500, office table and chairs $1,500.

DEVELOPING AND DESIGNING OF THE WEBSITE/HOSTING

TIME FRAME - 2ND-3RD MONTHS

ESTIMATED COST: $3,000

Website - cost of web site developing $2800 (Java script, better design. Twelve month hosting with registration of our domain costs $200. OUR WEBSITE WILL BE USED SOLELY AS AN ADVERTISING PLATFORM TO PROMOTE OUR SERVICES. WE DO NOT HAVE A WEB SITE AT THE MOMENT.

SEARCH FOR POTENTIAL LOCATIONS: TIME FRAME: 2ND -3RD MONTHS

NO MATERIAL COSTS.

During this period of time we will focus on finding the location where we can sell phone cases. We plan to have one location. We will focus our search on shopping centers since they bring the highest traffic flow. Big supermarkets are also a popular place to have stands with different products, as well as airports.

SIGNING LEASE AGREEMENT: TIME FRAME: 4TH MONTH.

ESTIMATED COST $14,400 PER YEAR.

The average leasing cost for a cart of the size we intend to use is anywhere between $200 and $400 a month. (Based on randomly attending four malls.). We base our calculations on highest cost possible - $400 a month - $4,800 per year. We plan to have three locations. At present time we do not have any leasing agreement signed.

Search for new potential properties for our operations will continue during the life of our operations as we might need to rotate less profitable locations to new places.

PURCHASING PRODUCTS/ PHONE CASES: TIME FRAME: 4TH -5TH MONTHS

ESTIMATED COST: $9,000 (THREE PACKAGES)

Each package/order will cost us $3,000 and will contain 2000-3000 phone case in the package. (Depends on a phone case it can cost from $0.90 to $2.50)

HIRING EMPLOYEE(S): TIME FRAME: 5TH MONTH
ESTIMATED COST: 10% FROM THE SALE

The hiring process may take up to a month. One location needs 2 employees. Their salaries will be based on the amount of merchandise sold. They will get 10% from each sale they make. The employees will be hired full-time, so they will be working up to 40 hours a week.

MARKETING: TIME FRAME- 5TH -12TH MONTHS

ESTIMATED COST: $19,600

We will engage in the following promotional activities:

Stand           Media                        Frequency              Total
-----           -----                        ---------              -----

Print        Mass media,                 1 times per month,         $9,000
             newspapers                  $1,125/month (based
             advertising (1)             on remaining 8 months)

Print        Mass media,                 2 time per month,          $6,000
             magazine                    $375 per month
             advertising (1)             (based on
                                         remaining 8 months)

Print        Promotional Flyers          575 per month              $4,600
                                         (based on
                                         remaining 8 months)
                                         include custom
                                         design and better
                                         print quality of
                                         flyers.

Referrals    Word of Mouth               Constant                     Free

If we raise minimum amount of funds ($60,000) we will advertise in 1 newspaper one time per month and 1 magazine two times per month and would send 4,000 direct mail flyers per month.

Estimated cost of all operations: $50,000

BUSINESS REGISTRATION, LEGAL AND PROFESSIONAL FEES:

ESTIMATED COST: $10,000

Total cost of all Operations: $60,000

IF $90,000 RAISED

SET UP OFFICE: TIME FRAME - 1STMONTH.

ESTIMATED COST: $7,000

Our president and director, Dinara Akzhigitova will take care of our initial administrative duties. Office will be established with office equipment: computer, fax, scanner, etc. $6,000, office furniture $100.

DEVELOPING AND DESIGNING OF THE WEBSITE/HOSTING:  TIME FRAME - 1ST -2ND MONTH

ESTIMATED COST: $6,000

Website - cost of web site developing $5,000. (Java script, better design. Twelve month hosting with registration of our domain costs $1,000. OUR WEBSITE WILL BE USED SOLELY AS AN ADVERTISING PLATFORM TO PROMOTE OUR SERVICES. WE DO NOT HAVE A WEB SITE AT THE MOMENT.

SEARCH FOR POTENTIAL LOCATIONS: TIME FRAME: 2ND -3RD MONTHS

NO MATERIAL COSTS.

During this period of time we will focus on finding the location where we can sell phone cases. We plan to have one location. We will focus our search on shopping centers since they bring the highest traffic flow. Big supermarkets are also a popular place to have stands with different products, as well as airports.

SIGNING LEASE AGREEMENT: TIME FRAME: 4TH MONTH.

ESTIMATED COST $24,000 PER YEAR.

The average leasing cost for a cart of the size we intend to use is anywhere between $200 and $400 a month. (Based on randomly attending four malls.). We base our calculations on highest cost possible - $400 a month - $4,800 per year. We plan to have five locations. At present time we do not have any leasing agreement signed.

Search for new potential properties for our operations will continue during the life of our operations as we might need to rotate less profitable locations to new places.

PURCHASING PRODUCTS/ PHONE CASES: TIME FRAME: 4TH - 5TH MONTHS

ESTIMATED COST: $15,000 (FIVE PACKAGES)
Each package/order will cost us $3,000 and will contain 2000-3000 phone case in the package. (Depends on a phone case it can cost from $0.90 to $2.50)

HIRING EMPLOYEE(S): TIME FRAME: 5TH MONTH

ESTIMATED COST: 10% FROM THE SALE

The hiring process may take up to a month. One location needs 2 employees. Their salaries will be based on the amount of merchandise sold. They will get 10% from each sale they make. The employees will be hired full-time, so they will be working up to 40 hours a week.

MARKETING: TIME FRAME- 5TH -12TH MONTHS

ESTIMATED COST: $28,000

We will engage in the following promotional activities:

Stand           Media                        Frequency              Total
-----           -----                        ---------              -----

Print        Mass media,                 2 times per month,         $14,400
             newspapers                  $1,125/month (based
             advertising (1)             on remaining 8 months)

Print        Mass media,                 3 time per month,          $ 9,000
             magazine                    $375 per month
             advertising (1)             (based on
                                         remaining 8 months)

Print        Promotional Flyers          575 per month              $4,600
                                         (based on
                                         remaining 8 months)
                                         include custom
                                         design and better
                                         print quality of
                                         flyers.

Referrals    Word of Mouth               Constant                     Free

If we raise minimum amount of funds ($90,000) we will advertise in 1 newspaper two times per month and 1 magazine three times per month and would send 4000 direct mail flyers per month.

Estimated cost of all operations: $80,000

BUSINESS REGISTRATION, LEGAL AND PROFESSIONAL FEES:

ESTIMATED COST: $10,000

Total cost of all Operations: $90,000

ESTIMATED EXPENSES

The table below shows an estimate of all the expenses for three different budgets.

Gross proceeds                                 $30,000      $60,000      $90,000
--------------                                 -------      -------      -------
Number of Locations                                  1            3            5
Legal and Professional fees                    $10,000      $10,000      $10,000
Leasing expenses                               $ 4,800      $14,400      $24,000
Office                                         $ 1,000      $ 4,000      $ 7,000
Marketing Campaign                             $10,400      $19,600      $28,000
Cost of Products phone cases package (1-3-5)   $ 3,000      $ 9,000      $15,000
Developing of website                          $   800      $ 3,000      $ 6,000

SUMMARY

In summary, we expect to be in full operation and selling our service within 12 months of completing our offering. However, there is no guarantee that we will be in full operation and generate any revenues and there is no guarantee that we will be able to raise funds through this offering. To achieve the best results we hope to get $90,000 to start our business. We believe that with dedication and hard work the business will succeed. We have partnered up with a very reliable company to act as our principal supplier and we hope to sell all the inventory that we will buy from them. We will choose great locations with high traffic and we plan to research our future locations to make sure there is not a lot of competition. We will be following our business plan from one step to another. We look forward to making this project successful and hope to make a good profit from it. The owner of the company is highly competent and with her educational background, she will use all her knowledge to make this business profitable. With all the necessary tools such as good quality products and an aggressive marketing campaign, we are anticipating great results. If we are profitable our plan is to keep expanding to other major cities in Russia.

During the first stages of our growth, our director will provide all of the labor required to execute our business plan at no charge. Dinara Akzhigitova, our president will be devoting approximately 30% of her time to our operations. Once we begin operations, and are able to attract more and more customers to buy our services, Dinara Akzhigitova has agreed to commit more time if required. Because Dinara Akzhigitova will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.


If the need for cash arises before we complete our public offering, as anticipated by our auditors, we may be able to borrow funds from our directors although there is no such formal agreement in writing. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our product.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

FROM INCEPTION ON SEPTEMBER 06, 2013 TO FEBRUARY 28, 2014

From inception until the date of this filing, we have had very limited operating activities. Our financial statements from inception (September 06, 2013) through February 28, 2014, net loss of $4,155. Our independent registered public accounting firm has issued an audit opinion for Mirax Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and established a business relationship with Shenzhen SUNSKY Technology Limited Co., Ltd, our supplier and have executed our first purchase of phone cases with them, total amount $2520.93.

Since inception, we have sold 3,500,000 shares of common stock to our sole officer and director for net proceeds of $3,500.

LIQUIDITY AND CAPITAL RESOURCES

As of February 28, 2014, the Company had $53 cash and our liabilities were $3,700 of which we owe $3,700 to our president Dinara Akzhigitova. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 3,500,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $3,500.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Dinara Akzhigitova, our officer and director, who has verbally agreed to loan the company funds to complete the registration process.

This agreement filed as Exhibit 10.4. Our current cash on hand will be used to pay the fees and expenses of this offering. To proceed with our operations within 12 months, we need a minimum of $30,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. The other source of cash would be a loan from our President and Director, Dinara Akzhigitova, with whom we have a verbal loan agreement, filed as an exhibit 10.4, or we will consider selling additional common stock. We currently do not have any such agreement in place. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

We account for income taxes as required by the Income Tax Topic of the FASB ASC, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS

PRODUCT

Today most people have cell phones and there is a need to have phone cases that will protect the devices. Cases can also be a form of expressing one's personality. There is a great variety of cases and their prices range from five dollars to thousands of dollars. Our company will focus on attracting customers by providing them with phone cases of different styles and for any budget. We will have cases for children, fun designs for young people, expensive cases from brand names, and protective cases for phones.

TYPES OF PHONE CASES

"Mirax Corp" will offer a selection of cell phone cases designs to meet everyone's needs. We will have cases made from different materials such as plastic, leather and silicone. There will also be protective cases, which will include cases made from waterproof material. Plastic cases will come in many different designs. Below, we have a list of all types of cases that we will have at our locations.

PLASTIC CASES are great and inexpensive way to show a person's style while protecting their phone from scratches and cracks. Cases come in different colors and designs. This will be our main focus.

SILICONE CASES are kids friendly because it is a fun way to protect one's phone. Children tend to drop their phones more often than adults but at the same time they are drawn to cases that are colorful. Many silicone cases come with cartoon characters on them making them the best sellers among children.

LEATHER CASES are also a type of cases that can attract certain customers with specific taste and a higher budget. Many businessmen prefer leather cases to match their wallets or briefcases. It is becoming a trend in the business world.

PROTECTIVE CASES are in demand because of how fragile cell phones are. They provide the phones with maximum protection, which is good for the customers who do not wish to spend extra money on a new phone in case of damage. Since the designs of protective cases are being made to look more appealing they are quickly becoming in demand.

WATERPROOF CASES are very popular nowadays, in the era on healthy way of living. There are a lot of people who are very active and these types of cases will be very popular because they will allow customers to take photos under water, during workouts and will generally protect the phone from humidity.

DESIGNER CASES are very popular among young people who are into fashion. These cases are the most expensive ones but many of them still offer some protection. Even though the price will bring less clients, designer cases will always have a dedicated fan base because of the quality and popularity.

TARGET MARKET

In the 21 century billions of people own cell phones. Since phones can break easily, phone cases are highly popular. With the creative designs and multiple ways to protect the phones this industry is growing rapidly. There is a phone case for everyone. Children can enjoy fun cases with colorful designs, while adults can get affordable cases to fit their personality. Phone cases are an essential part of cell phones and they will be popular as long as cell phones exist. The main target customers are people of any gender of ages between 14-60 years old with purchasing power, although even a 6-year old child or a 75-year old person may use a cell phone and will need a case to protect it. One of the biggest strengths of "Mirax Corp" products is that they will be used by customers of any nationality, educational level and financial situation. Companies come out with hundreds of different cases each week so the industry will only grow with time.

INDUSTRY ANALYSIS

The industry of cell phone accessories has drastically developed within last couple of years. The number of companies manufacturing cell phone cases is growing rapidly as they are the most popular mobile phone accessories. Most of the manufacturers are located in China and they use online retailers such as E-bay, Amazon.com, BestBuy etc. to sell their products. Also a large group of bigger and smaller retailers sell cell phone cases in stores all over the world.

MARKETING

We plan to use several marketing strategies to have the opportunity to reach as many people as possible. Online advertising is one of the ways to reach a significant amount of customers in a short period of time. We plan to create a website for our company as well as various social media accounts (Facebook, Twitter and Vkontakte) where we will upload the latest information about our products. Also, we plan to promote the business via public advertising. This type of marketing has a great variety of approaches to showcase merchandise. From ads on local radio stations to posters on bus stops, this is a good way to attract people in neighborhoods close to our locations.

PUBLIC ADVERTISING

There are multiple ways of getting the attention of customers. Working with cell phone stores is a good way to attract buyers who are looking to purchase an accessory for their new phones. We also plan to order flyers that we will send out to electronic stores. We will use mass media: industry magazines, TV and Radio (such as local Moscow TV Channels "Zvezda" and "Domashniy" and local Moscow radio stations "Voyage" and "Unost") to advertise our product. Also, we plan to put up posters near our stands in places such as malls, bus stops and billboards near the shopping centers.

EXPO SHOWS

To establish a presence in a market and to establish new business opportunities we plan to participate in exhibitions such as annual Conference & Exhibition Russia-Power (www.russia-power.org). It will also help to advertise our products and develop new customer bases.

ONLINE ADVERTISING

Social media is a good way to spread the word about the company. We will use Facebook, Twitter and many other websites to advertise our products. We will promote our product on Google and other search engines. We plan to build a website where we will have all of the products from multiple locations in one place. As the business grows we will invest more in online advertising.

PRICING

"Mirax Corp" will be purchasing cell phone cases from the Shenzhen SUNSKY Technology Limited Co., Ltd. The price of products ranges from $0.90 to $2.50. The phone cases will be bought by "package" that include a variety of phone cases, each package will cost $3,000 and it is going to contain 2,000-3,000 phone cases in each package depends on a verity. Price of one phone case will be from $0.90 - $2.50. Custom fee is 40% of the value of each package and will be paid when cross Russian boarder. Delivery is included in the price of the package.

     Cost of package ($3,000) + Customs (40%=$1,200) = Landed Cost ($4,200) We will be selling our product at the price: LANDED COST + (400%-700%)

INSURANCE

While we do not presently maintain insurance on our products, it is primarily the responsibility of the shipper. We do not consider the maintenance of insurance afterwards to be a material risk due to the type of sales cart anticipated. However, since we will not maintain insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations. We have considered the acquisition of insurance coverage, and the cost is prohibitive at this time, in order to maintain an insurance coverage on our products. While we intend to maintain insurance in the future for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

PERMITS

Each stand require one business permit per year to operate. Price for each permit is included in lease price.

OFFICES

Our business office is located at Prospekt 60-letiya Oktyabrya, 18/ 1, App. 1, Moscow, Russia, 117218. This is the office provided by our President and Director, Dinara Akzhigitova. Our phone number is +1 702 751 3604. We do not pay any rent to Dinara Akzhigitova and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive
   Officer and/or Director              Age               Position
   -----------------------              ---               --------

Dinara Akzhigitova                      29       President, Treasurer, Secretary
Prospekt 60-letiya                               and Director
Oktyabrya, 18/ 1, App. 1,                        (Principal Executive, Financial
Moscow, Russia                                   and Accounting Officer)
117218

DINARA AKZHIGITOVA, age 29, has acted as our President, Treasurer and sole Director since our incorporation on September 06, 2013. Akzhigitova Dinara, a graduate of State University of Tver, Russia (2005) and is the founder of the "Mirax Corp". Ms. Akzhigitova has a degree in software engineering and in finance. Ms. Akzhigitova's degree in finance have led to our conclusion that Dinara Akzhigitova should be serving as a member of our board of directors in light of our business and structure. For past 8 years she has been working as a president and manager of waist managing company PP "YUT".

During the past ten years, Dinara Akzhigitova has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Dinara Akzhigitova was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Dinara Akzhigitova's involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Dinara Akzhigitova, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our sole officer from inception on September 06, 2013 until February 28, 2014:

SUMMARY COMPENSATION TABLE

Name and                                                             Non-Equity       Nonqualified
Principal                                      Stock     Option    Incentive Plan      Deferred         All Other
Position       Year     Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Compensation($)  Compensation($)  Total($)
--------       ----     ---------  --------  ---------  ---------  ---------------  ---------------  ---------------  --------
Dinara         From       -0-        -0-        -0-        -0-           -0-              -0-               -0-          -0-
Akzhigitova,   September
President,     06, 2013
Treasurer      February
and            28, 2014
Secretary

There are no current employment agreements between the company and its officers.

Dinara Akzhigitova currently devotes approximately twelve hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of February 28, 2014:

              Fees                                                 Nonqualified
             Earned                                Non-Equity        Deferred
             Paid in      Stock      Option      Incentive Plan    Compensation       All Other
 Name        Cash($)    Awards($)   Awards($)    Compensation($)    Earnings($)    Compensation($)   Total($)
 ----        -------    ---------   ---------    ---------------    -----------    ---------------   --------
Dinara         -0-         -0-         -0-             -0-              -0-              -0-           -0-
Akzhigitova

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dinara Akzhigitova will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

On Oct. 28, 2013, we issued a total of 3,500,000 shares of restricted common stock to Dinara Akzhigitova, our sole officer and director in consideration of $3,500. Further, Dinara Akzhigitova has advanced funds to us. As of April 09, 2014 Dinara Akzhigitova advanced us $3,700. This loan agreement filed as Exhibit
10.1. Dinara Akzhigitova will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Dinara Akzhigitova. Dinara Akzhigitova will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Dinara Akzhigitova does not bear interest. Dinara Akzhigitova is providing us office space free of charge and we have a verbal agreement with Dinara Akzhigitova that, if necessary, she will loan the company funds to complete the registration process, (Exhibit 10.4)

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 28, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                 Name and Address of         Amount and Nature of
Title of Class     Beneficial Owner          Beneficial Ownership     Percentage
--------------     ----------------          --------------------     ----------

Common Stock      Dinara Akzhigitova         3,500,000 shares of         100%
                  Prospekt 60-letiya         common stock (direct)
                  Oktyabrya, 18/ 1,
                  App. 1, Moscow, Russia
                  117218

All officers and directors                   3,500,000 shares of         100%
(1 person)                                   common stock (direct)

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of April 09, 2014, there were 3,500,000 shares of our common stock issued and outstanding.

                              PLAN OF DISTRIBUTION

Mirax Corp. has 3,500,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 3,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

 In connection with the Company's selling efforts in the offering, Dinara Akzhigitova will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Dinara Akzhigitova is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Dinara Akzhigitova will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Dinara Akzhigitova is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Dinara Akzhigitova will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Dinara Akzhigitova will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Mirax Corp. will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Mirax Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Mirax Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement; and
     -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Mirax Corp." The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of April 09, 2014 there were 3,500,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our Sole officer and Director, Dinara Akzhigitova owns 3,500,000 shares of common stock.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

RULE 144

As of the date of this prospectus, we have issued 3,500,000 shares. Our sole officer and director beneficially owns all 3,500,000 shares of our common stock. These shares are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if:

     (i) We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A "shell company" is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;

     (ii) We have filed all Exchange Act reports required for at least 12 consecutive months; and

     (iii) If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are considered to be a shell company. If we subsequently meet these requirements, our officer and director would be entitled to sell within any three month period a number of shares that does not exceed the greater of:
1% of the number of shares of our common stock then outstanding, or the average weekly trading volume of our common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000. If fewer shares at lesser value are sold, no Form 144 is required.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                                 INDEMNIFICATION

Articles XII of our Bylaws provides the following indemnification for our directors, officers, employees and agents: a) The Director shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by her including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which she is or they are made a party by reason of her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that she is also a Director), and her heirs and personal representatives against all costs, charges and expenses incurred by her and resulting from her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if she is not a full time employee of the Corporation and notwithstanding that she is also a Director), and her respective heirs and legal representatives against all costs, charges and expenses incurred by her and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Director may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and her heirs or personal representatives against a liability incurred by her as a Director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $90,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Mirax Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                     EXPERTS

Law Offices of JOHN T. ROOT, JR., has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

KLJ & Associates, LLP, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. KLJ & Associates, LLP has presented its report with respect to our audited financial statements.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                              FINANCIAL STATEMENTS

Our fiscal year end is Nov. 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by KLJ & Associates, LLP.

Our financial statements from inception to November 30, 2013, immediately follow:

                                   MIRAX CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                NOVEMBER 30, 2013

Report of Independent Registered Public Accounting Firm                     F-1

Balance Sheet as of November 30, 2013                                       F-2

Statement of Operations for the period from September 6, 2013
(Date of Inception) to November 30, 2013                                    F-3

Statement of Stockholders' Equity for the period from September 6, 2013
(Inception) to November 30, 2013                                            F-4

Statement of Cash Flows for the period from September 6, 2013
(Date of Inception) to November 30, 2013                                    F-5

Notes to the Financial Statements                                           F-6

                     [LETTERHEAD OF KLJ & ASSOCIATES, LLP]



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders Mirax Corp..

We have audited the accompanying balance sheet of Mirax Corp. as of November 30, 2013 and the related statements of operations, stockholders' equity, and cash flows for the period September 6, 2013 (inception) through November 30, 2013. Mirax Corp's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mirax Corp. as of November 30, 2013 and the results of its operations and its cash flows for the period September 6, 2013 (inception) through November 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had accumulated deficit of $471 as of November 30, 2013, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KLJ & Associates, LLP
-----------------------------------
KLJ & Associates, LLP
St. Louis Park, MN
January 20, 2014

                                   MIRAX CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                             AS OF NOVEMBER 30, 2013


                                                                    November 30,
                                                                       2013
                                                                     --------
                                     ASSETS

Current Assets
  Cash and cash equivalents                                          $  3,208
  Deposit                                                               2,521
                                                                     --------
Total Current Assets                                                    5,729
                                                                     --------

Total Assets                                                         $  5,729
                                                                     ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current Liabilities
  Loan from director                                                 $  2,700
                                                                     --------

Total Liabilities                                                       2,700
                                                                     --------
Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   3,500,000 shares issued and outstanding                              3,500
  Additional paid in capital                                               --
  Deficit accumulated during the development stage                       (471)
                                                                     --------
Total Stockholders' Equity                                              3,029
                                                                     --------

Total Liabilities and Stockholders' Equity                           $  5,729
                                                                     ========


                 See accompanying notes to financial statements.

                                   MIRAX CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
     FOR THE PERIOD FROM SEPTEMBER 06, 2013 (INCEPTION) TO NOVEMBER 30, 2013


                                                             For the period from
                                                              September 06, 2013
                                                                (Inception) to
                                                                 November 30,
                                                                     2013
                                                                  ----------

REVENUES                                                          $       --
                                                                  ----------
OPERATING EXPENSES
  General and Administrative Expenses                                    471
                                                                  ----------
TOTAL OPERATING EXPENSES                                                 471
                                                                  ----------

NET LOSS FROM OPERATIONS                                                (471)

PROVISION FOR INCOME TAXES                                                --
                                                                  ----------

NET LOSS                                                          $     (471)
                                                                  ==========

NET LOSS PER SHARE: BASIC AND DILUTED                             $    (0.00)
                                                                  ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
BASIC AND DILUTED                                                  3,500,000
                                                                  ==========


                 See accompanying notes to financial statements.

                                   MIRAX CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
     FOR THE PERIOD FROM SEPTEMBER 06, 2013 (INCEPTION) TO NOVEMBER 30, 2013

                                                                            Deficit
                                                                          Accumulated
                                       Common Stock         Additional    during the        Total
                                   --------------------      Paid-in      Development    Stockholders'
                                   Shares        Amount      Capital         Stage          Equity
                                   ------        ------      -------         -----          ------
Inception, September 06, 2013            --     $    --       $   --        $    --        $    --

Shares issued for cash at
 $0.001 per share                 3,500,000       3,500           --             --          3,500

Net loss for the period ended
 November 30, 2013                       --          --           --           (471)          (471)
                                  ---------     -------       ------        -------        -------

Balance, November 30, 2013        3,500,000     $ 3,500       $   --        $  (471)       $ 3,029
                                  =========     =======       ======        =======        =======


                 See accompanying notes to financial statements.

                                   MIRAX CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
     FOR THE PERIOD FROM SEPTEMBER 06, 2013 (INCEPTION) TO NOVEMBER 30, 2013


                                                             For the period from
                                                              September 06, 2013
                                                                (Inception) to
                                                                 November 30,
                                                                     2013
                                                                   --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                          $   (471)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
  Changes in assets and liabilities:
    Deposit                                                          (2,521)
                                                                   --------
CASH FLOWS USED IN OPERATING ACTIVITIES                              (2,992)
                                                                   --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                  3,500
  Loans from director                                                 2,700
                                                                   --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                           6,200
                                                                   --------

NET INCREASE IN CASH                                                  3,208

Cash, beginning of period                                                --
                                                                   --------

Cash, end of period                                                $  3,208
                                                                   ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                    $     --
                                                                   ========
  Income taxes paid                                                $     --
                                                                   ========


                 See accompanying notes to financial statements.

                                   MIRAX CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                NOVEMBER 30, 2013


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Mirax Corp. was incorporated in the State of Nevada on September 06, 2013. We are a development-stage company formed to buy cell phone cases from manufacturers and distributors for wholesale prices, and selling them at market price.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a November 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $3,208 of cash as of November 30, 2013.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The company has no revenue to date. Revenue will be recognized when it is realized or realizable and earned. Specifically, revenue will be recognized when all of the following criteria are met: (1) Persuasive evidence of an arrangement exists; (2) Delivery has occurred, customer acceptance has been achieved and title has transferred to the customer; (3) Our selling price to the buyer is fixed and determinable; and (4) Collection is reasonably assured. Estimates of product returns, and allowances, based on actual historical experience and other known or anticipated trends and factors, are recorded at the time revenue is recognized.

                                   MIRAX CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                NOVEMBER 30, 2013


NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of November 30, 2013.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Mirax Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of November 30, 2013. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 - LOAN FROM DIRECTOR

On October 24, 2013, a director loaned $200 to the Company to open bank account. On November 7, 2013, a director loaned $2,500 to the Company. The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $2,700 as of November 30, 2013.

NOTE 5 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On October 28, 2013, the Company issued 3,500,000 shares of common stock to a director for cash proceeds of $3,500 at $0.001 per share.

There were 3,500,000 shares of common stock issued and outstanding as of November 30, 2013.

                                   MIRAX CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                NOVEMBER 30, 2013


NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 - INCOME TAXES

In July, 2006, the FASB issued ASC 740, "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES", which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a return. ASC 740 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties. Under this pronouncement, the Company recognizes the financial statement benefit of a tax position only after determining that a position would more likely than not be sustained based upon its technical merit if challenged by the relevant taxing authority and taken by management to the court of the last resort. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon settlement with the relevant tax authority. ASC 740 became effective for the Company since inception and had no material impact on the Company's financial statements.

The Company's policy is to recognize both interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties on unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest and penalties since its inception.

As of November 30, 2013, the Company had net operating loss carry forwards of approximately $426 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                               November 30, 2013
                                                               -----------------
Federal income tax benefit attributable to:
  Current Operations                                                $    145
  Less: valuation allowance                                             (145)
                                                                    --------
Net provision for Federal income taxes                              $     --
                                                                    ========

                                   MIRAX CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                NOVEMBER 30, 2013


The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                               November 30, 2013
                                                               -----------------
Deferred tax asset attributable to:
  Net operating loss carryover                                      $    471
  Less: valuation allowance                                             (471)
                                                                    --------
Net deferred tax asset                                              $     --
                                                                    ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $471 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to November 30, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                   MIRAX CORP.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                     For the Period Ended February 28, 2014

                                Table of Contents

                                                                            Page
                                                                            ----
Condensed Balance Sheets as of February 28, 2014 (Unaudited) and
November 30, 2013                                                           F-11

Condensed Statement of Operations for the period ended
February 28, 2014 and from September 6, 2013 (Date of Inception)
to February 28, 2014 (Unaudited)                                            F-12

Condensed Statement of Cash Flows for the period ended
February 28, 2014 and from September 6, 2013 (Date of Inception)
to February 28, 2014 (Unaudited)                                            F-13

Notes to Unaudited Condensed Financial Statements                           F-14

                                   Mirax Corp.
                          (A Development Stage Company)
                            Condensed Balance Sheets

                                                        February 28, 2014     November 30, 2013
                                                        -----------------     -----------------
                                                           (Unaudited)
ASSETS

Current Assets
  Cash and cash equivalents                                 $     53              $  3,208
  Inventory                                                    2,521                 2,521
                                                            --------              --------
Total Current Assets                                           2,574                 5,729
                                                            --------              --------

Total Assets                                                $  2,574              $  5,729
                                                            ========              ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Loan from director                                        $  3,700              $  2,700
                                                            --------              --------

Total Liabilities                                              3,700                 2,700
                                                            --------              --------
Shareholders' Equity
  Common Stock, par value $.001; 75,000,000 shares
   authorized, 3,500,000 shares issued and outstanding         3,500                 3,500
  Additional paid-in capital                                      --                    --
  Deficit accumulated during the development stage            (4,626)                 (471)
                                                            --------              --------
Total Shareholders' Equity                                    (1,126)                3,029
                                                            --------              --------

Total Liabilities and Shareholders' Equity                  $  2,574              $  5,729
                                                            ========              ========


                 The accompanying notes are an integral part of
                      these condensed financial statements.

                                   Mirax Corp.
                          (A Development Stage Company)
                 Condensed Statements of Operations (Unaudited)

                                                                                   For the Period from
                                                                                    September 6, 2013
                                                           Three Months Ended         (Inception) to
                                                           February 28, 2014        February 28, 2014
                                                           -----------------        -----------------
Revenues                                                       $       --               $       --
                                                               ----------               ----------
Operating Expenses
  General and administrative expenses                               4,155                    4,626
                                                               ----------               ----------
Total Operating Expenses                                            4,155                    4,626
                                                               ----------               ----------

Net Loss From Operations                                           (4,155)                  (4,626)
                                                               ----------               ----------

Provision for Income Taxes                                             --                       --
                                                               ----------               ----------

Net Loss                                                       $   (4,155)              $   (4,626)
                                                               ==========               ==========

Net Loss Per Share: Basic and Diluted                          $    (0.00)              $    (0.00)
                                                               ==========               ==========

Weighted Average Number of Common Shares Outstanding:
 Basic and Diluted                                              3,500,000                3,500,000


                 The accompanying notes are an integral part of
                      these condensed financial statements.

                                   Mirax Corp.
                          (A Development Stage Company)
                 Condensed Statements of Cash Flows (Unaudited)
         For the Three Months Ended February 28, 2014 and for the Period
             from September 6, 2013 (Inception) to February 28, 2014

                                                                              For the Period from
                                                          For the              September 6, 2013
                                                     Three Months Ended          (Inception) to
                                                     February 28, 2014         February 28, 2014
                                                     -----------------         -----------------
Cash flows from operating activities:
  Net loss for the period                               $ (4,155)                 $ (4,626)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
  Changes in operating assets and liabilities:
    Deposit                                                2,521                        --
    Inventory                                             (2,521)                   (2,521)
                                                        --------                  --------
Net cash used in operating activities                     (4,155)                   (7,147)
                                                        --------                  --------
Cash flows from financing activities:
  Proceeds from sale of common stock                          --                     3,500
  Loans payable                                            1,000                     3,700
                                                        --------                  --------
Net cash provided by financing activities                  1,000                     7,200
                                                        --------                  --------

Net increase (decrease) in cash                           (3,155)                       53

Cash, beginning of the period                              3,208                        --
                                                        --------                  --------

Cash, end of the period                                 $     53                  $     53
                                                        ========                  ========
Supplemental Cash Flow Information:
  Interest paid                                         $     --                  $     --
  Income taxes paid                                     $     --                  $     --


                 The accompanying notes are an integral part of
                      these condensed financial statements.

                                   Mirax Corp.
                          (A Development Stage Company)
                     Notes to Condensed Financial Statements
                                   (Unaudited)
                                February 28, 2014


NOTE 1--ORGANIZATION AND NATURE OF BUSINESS

Mirax Corp. was incorporated in the State of Nevada on September 6, 2013. We are a development-stage company formed to buy cell phone cases from manufacturers and distributors for wholesale prices, and selling them at market price.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a November 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $53 of cash as of February 28, 2014.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

                                   Mirax Corp.
                          (A Development Stage Company)
                     Notes to Condensed Financial Statements
                                   (Unaudited)
                                February 28, 2014


Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of February 28, 2014.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Mirax Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

Inventory
Inventory consists of merchandise acquired for resale and is valued at the lower-of-cost-or-market with cost determined on a first-in first out basis.

NOTE 3 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of and for the period ended February 28, 2014 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's November 30, 2013 audited financial statements. The results of operations for the three months ended February 28, 2014 are not necessarily indicative of the operating results for the full year ended November 30, 2014

NOTE 4 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of January 31, 2014. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

                                   Mirax Corp.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                February 28, 2014


NOTE 5 - LOANS FROM DIRECTOR

On October 24, 2013, a director loaned $200 to open a bank account.

On November 7, 2013, a director loaned $2,500 to the Company.

On December 20, 2013, a director loaned $1,000 to the Company.

The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $3,700 as of February 28, 2014.

NOTE 6 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On October 28, 2013, the Company issued 3,500,000 shares of common stock to a director for cash proceeds of $3,500 at $0.001 per share.

There were 3,500,000 shares of common stock issued and outstanding as of February 28, 2014.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to February 28, 2014 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                   PROSPECTUS

                        3,000,000 SHARES OF COMMON STOCK

                                   MIRAX CORP.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 2013, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

      SEC Registration Fee                               $   11.59
      Auditor Fees and Expenses                          $3,500.00
      Legal Fees and Expenses                            $2,500.00
      EDGAR fees                                         $  500.00
      Transfer Agent Fees                                $1,500.00
                                                         ---------
      TOTAL                                              $8,011.59
                                                         =========

(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Mirax Corp.'s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Mirax Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. On Oct. 28, 2013, Mirax Corp. offered and sold 3,500,000 share of common stock to our sole officer and director, Dinara Akzhigitova, for a purchase price of $0.001 per share, for aggregate offering proceeds of $3,500. Mirax Corp. made the offer and sales in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit
Number                        Description of Exhibit
------                        ----------------------

3.1        Articles of Incorporation of the Registrant *
3.2        Bylaws of the Registrant *
5.1        Opinion re: Legality and Consent of Counsel *
10.4       Verbal agreement *
23.1       Consent of KLJ & Associates, LLP
23.2       Consent of Law Offices of JOHN T. ROOT, JR (contained in Exhibit 5.1)
99.1       Subscription Agreement *

----------
* Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Moscow, Russia, June 9, 2014.


                                    MIRAX CORP.


                                    By: /s/ Dinara Akzhigitova
                                       ---------------------------------------
                                    Name:  Dinara Akzhigitova
                                    Title: President, Treasurer and Secretary
                                           (Principal Executive, Financial and
                                           Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


     Signature                                    Title                               Date
     ---------                                    -----                               ----

/s/ Dinara Akzhigitova                  President, Treasurer, Secretary and        June 9, 2014
-----------------------------------     Director
Dinara Akzhigitova                      (Principal Executive, Financial and
                                        Accounting Officer)

Exhibit
Number                        Description of Exhibit
------                        ----------------------

3.1        Articles of Incorporation of the Registrant *
3.2        Bylaws of the Registrant *
5.1        Opinion re: Legality and Consent of Counsel *
10.4       Verbal agreement *
23.1       Consent of KLJ & Associates, LLP
23.2       Consent of Law Offices of JOHN T. ROOT, JR (contained in Exhibit 5.1)
99.1       Subscription Agreement *

----------
* Previously filed